SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2009

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 7.01                           REGULATION FD DISCLOSURE

On May 20, 2009 we issued a news release (included as Exhibit 99.1) announcing the re-election of John J. McMahon, Jr., William H. Woodhams, M.D., and Wilfred W. Yeargan, M.D. to the Board of Directors at the 2009 Annual Meeting of Shareholders. Our shareholders also elected Jerry D. Brant, D.P.M., the President and Chief Operating Officer of the Podiatry Insurance Company of America to the Board. Each will serve a three-year term ending at the Annual Meeting of Shareholders in 2012 and until their successors are elected and qualified. The shareholder vote also ratified the selection of Ernst & Young, LLP as our independent auditing firm for the fiscal year-ending December 31, 2009.

Item 9.01                           FINANCIAL STATEMENTS AND EXHIBITS

99.1	Our news release, dated May 20, 2009, announcing the results of voting at the 2008 Annual Meeting of Shareholders

We are furnishing Exhibit 99.1 to this Current Report on Form 8-K in accordance with Item 7.01, Regulation FD Disclosures. This exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2009

PROASSURANCE CORPORATION
by:  /s/ Frank B. O’Neil
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Frank B. O’Neil
Senior Vice-President